Exhibit 99.8

Unaudited Pro Forma Financial Statements of the Registrant

The unaudited pro forma statements of operations and explanatory notes of Commonwealth Biotechnologies, Inc. (the “Company”) set forth below for the nine month period ended September 30, 2007 and the year ended December 31, 2006 give effect to the acquisitions of Mimotopes and Excelgen as if these acquisitions occurred at the beginning of the period presented.

On a combined basis, there were no material transactions between the Company, Mimotopes and Excelgen during the periods presented excluding certain acquisition related items.

The unaudited pro forma statements of operations are provided for informational purposes only and do not purport to reflect the results of the Company’s operations had the transactions actually been consummated on January 1, 2007 or 2006.

The consolidated audited balance sheet of Commonwealth Biotechnologies, Inc and subsidiaries (Mimotopes and Excelgen) is included in Exhibit 99.1

Commonwealth Biotechnologies, Inc.

Pro-forma Statement of Operations

Nine-month Period Ended September 30, 2007

(Unaudited)

	CBI 1/1/07 to 9/30/07	Mimotopes 1/1/07 to 1/31/07	Subtotal	Excelgen 1/1/07 to 5/31/07	Subtotal	Adjustments (1)	Pro-forma
Revenue	$7,776,853	$289,497	$8,066,350	$2,196,321	$10,262,671	$—	$10,262,671
Cost of Services	6,592,171	175,945	6,768,116	2,696,809	9,464,925	(450,000)	9,014,925

Gross Profit	1,184,682	113,552	1,298,234	(500,488)	797,746	450,000	1,247,746
Operating Expenses	3,588,019	87,483	3,675,502	1,725,022	5,400,523	70,000	5,470,523

Operating Profit (Loss)	(2,403,337)	26,070	(2,377,267)	(2,225,510)	(4,602,777)	380,000	(4,222,777)
Other Income (Expense)	(519,562)	10,947	(508,615)	(3,160,535)	(3,669,150)	—	(3,669,150)

Loss Before Extraordinary Gain	(2,922,899)	37,016	(2,885,883)	(5,386,044)	(8,271,927)	380,000	(7,891,927)
Extraordinary Gain	988,515	—	988,515	—	988,515	—	988,515

Net Income (Loss)	$(1,934,384)	$37,016	$(1,897,368)	(5,386,044)	$(7,283,412)	$380,000	$(6,903,412)

Basic and Diluted EPS Before Extraordinary Gain	$(0.56)	$0.01	$(0.55)	$(1.03)	$(1.58)	$0.07	$(1.51)

Basic and Diluted EPS After Extraordinary Gain	$(0.37)	$0.01	$(0.36)	$(1.03)	$(1.39)	$0.07	$(1.32)

Basic and Diluted Shares	5,228,161	5,228,161	5,228,161	5,228,161	5,228,161	5,228,161	5,228,161

(1)	Represents salary and travel expenses of $70,000 for Paul D’Sylva, CEO, and depreciation expense of $450,000 on fixed assets written off during the acquisition of Excelgen. (Note 5).

Commonwealth Biotechnologies, Inc.

Pro-forma Statement of Operations

Year Ended December 31, 2006

(Unaudited)

	CBI	Mimotopes	Subtotal	TDR	Subtotal	Adjustments (1)	Pro-forma
Revenue	$6,532,482	$3,361,438	$9,893,920	$5,785,003	$15,678,923	$—	$15,678,923
Cost of Services	5,438,706	2,086,045	7,524,751	7,421,875	14,946,626	(1,575,000)	13,371,626

Gross Profit	1,093,776	1,275,393	2,369,169	(1,636,872)	732,297	1,575,000	2,307,297
Operating Expenses	2,053,176	1,607,794	3,660,970	12,662,056	16,323,025	287,000	16,610,025

Operating Profit (Loss)	(959,400)	(332,401)	(1,291,801)	(14,298,297)	(15,590,728)	1,288,000	(14,302,728)
Other Income (Expense)	(193,249)	11,890	(181,359)	(13,858,699)	(14,040,058)	—	(14,040,058)

Net Income (Loss)	$(1,152,649)	$(320,511)	$(1,473,160)	$(28,157,626)	$(29,630,787)	$1,288,000	$(28,342,787)

Basic and Diluted EPS	$(0.21)	$(0.06)	$(0.27)	$(5.18)	$(5.46)	$0.24	$(5.22)

Basic and Diluted Shares	5,431,360	5,431,360	5,431,360	5,431,360	5,431,360	5,431,360	5,431,360

(2)	Represents salary and travel expenses of $287,000 for Paul D’Sylva, CEO, and depreciation expense of $1,575,000 on fixed assets written off during the acquisition of Excelgen. (Note 5).

Commonwealth Biotechnologies, Inc.

Notes to Pro-forma Statements of Operations

(Unaudited)

1.	Purchase of Mimotopes

In February 2007, the Company acquired all outstanding shares of Mimotopes Pty Ltd, an Australian limited company by issuing 2,150,000 shares of its common stock to PharmAust Chemistry Ltd, an Australian limited company. Based on the 2,150,000 shares at $2.15 per share, the acquisition price for the purchase of Mimotopes was approximately $4,623,000. In addition, the Company incurred approximately $432,000 of acquisition related costs. The fair value of assets and liabilities acquired were approximately $2,985,000 and $394,000, respectively, resulting in goodwill of approximately $2,464,000 as listed below:

At February 1, 2007 ($000s)
Cash	$107
Accounts receivable	645
Other current assets	34
Property, plant and equipment	2,199

Total assets acquired	2,985

Accounts payable and accruals	(376)
Long-term debt	(18)

Total liabilities assumed	(394)

Net assets acquired	$2,591

The issuance of the shares amounted to approximately 39.5% of the Company’s then outstanding shares. The results of operations of Mimotopes are included in the Company’s financial statements for the period beginning February 2007 and are reported on a consolidated basis.

2.	Purchase of Excelgen (formerly known as Tripos Discovery Research)

In June 2007, the Company acquired all outstanding shares of Excelgen (formerly known as Tripos Discovery Research), an English limited company by remitting $350,000 to Tripos Inc., a Utah corporation (Parent). In addition, the Company has agreed to pay a promissory note of $468,997 for any advances made to Excelgen from May 14, 2007 to the closing date.

Notes to Pro Forma Statements of Operations

(continued)

2.	Purchase of Excelgen (formerly known as Tripos Discovery Research) - continued

At the closing date the Company was also liable to Tripos, Inc. for approximately $673,000 related to certain accounts receivable, as calculated under the purchase agreement.

The following allocation of the purchase price is based upon the preliminary estimated valuation of assets and liabilities acquired in the purchase of Excelgen. The purchase price of Excelgen was approximately $1,269,000 (including acquisition costs of approximately $242,000). The fair value of assets acquired amounted to approximately $8,249,000 and the Company assumed liabilities of approximately $5,991,000 resulting in excess of net assets over amount paid of approximately $989,000 which is recorded as an extraordinary gain on the statement of operations. The acquisition was accounted for as a purchase in accordance with the Statement of Financial Standards (SFAS) No. 141, Business Combinations (SFAS No. 141) and is detailed below:

At June 1, 2007 ($000s)
Cash	$4,759
Accounts receivable	1,070
Inventory	2,091
Other current assets	329

Total assets acquired	8,249

Accounts payable and accruals	1,828
Other current liabilities	2,940
Long-term debt	1,223

Total liabilities assumed	5,991

Net assets acquired	$2,258

3.	Basis of Pro Forma Presentation

The unaudited Pro Forma Statement of Operations for the Nine Month Period Ended September 30, 2007 is based on the unaudited historical Consolidated Statement of Operations as filed with the Securities and Exchange Commission (“SEC”) on Form 10-QSB on November 14, 2007, and the unaudited Statements of Operations for Mimotopes (for the period January 1, 2007 through January 31, 2007) and Excelgen (for the period January 1, 2007 through May 31, 2007). The Pro forma Statement of Operations has been prepared as if the purchases of Mimotopes and Excelgen had occurred on January 1, 2007.

The unaudited Pro Forma Statement of Operations for the Year Ending December 31, 2006 is based on the historical Statement of Operations as filed with the Securities and Exchange Commission (“SEC”) on Form 10-KSB on March 21, 2007, and the unaudited Statements of Operations for Mimotopes and the Excelgen for the Year Ending December 31, 2006. The Pro forma Statement of Operations has been prepared as if the purchases of Mimotopes and Excelgen had occurred on January 1, 2006.

Notes to Pro Forma Statements of Operations

(continued)

The unaudited Pro Forma Statements of Operations should be read in conjunction with the Company’s consolidated financial statements and related notes thereto and management’s discussion and analysis of the results of operations contained in the Company’s 10-QSB for the period ended September 30, 2007 and the Company’s 10-KSB for the year ended December 31, 2006.

No pro forma balance sheet has been included since a consolidated balance sheet as of June 30, 2007 is included in Exhibit 99.1.

4.	Earnings per Share

The pro forma basic and diluted earnings per share for the nine month period ending September 30, 2007 are based on the weighted average number of shares of common stock outstanding for the Company during this period.

The pro forma basic and diluted earnings per share for the year ending December 31, 2006 are based on the weighted average number of shares of common stock outstanding for the Company during this period adjusted for the 2,150,000 shares issued upon the purchase of Mimotopes

The following tables present the computations of pro forma basic and diluted earnings per share for the nine months ended September 31, 2007 and the year ended December 31, 2006, respectively:

	For the Nine Month Period Ended September 30, 2007
	Basic	Diluted
Pro forma loss before extraordinary gain	$8,341,927	$8,341,927

Pro forma net loss	$7,353,412	$7,353,412

Pro forma weighted average shares	5,228,161	5,228,161

Pro forma loss per share before extraordinary gain	$1.59	$1.59

Pro forma loss per share	$1.40	$1.40

Notes to Pro Forma Statements of Operations

(continued)

4.	Earnings per Share (continued)

	For the Year Ended December 31, 2006
	Basic	Diluted
Pro forma net loss	$29,917,987	$29,917,987

Pro forma weighted average shares	5,431,360	5,431,360

Pro forma loss per share	$5.22	$5.22

5.	Pro Forma Adjustments

For the nine month period ended September 30, 2007, pro forma adjustments represent salary and travel expenses of $70,000 for Paul D’Sylva, CEO of the Company, for the three month period ended March 31, 2007 and $450,000 of depreciation expense on assets written off upon acquisition of Excelgen. . Paul D’Sylva was hired by the Company effective April 1, 2007.

For the year ended December 31, 2006, pro forma adjustments represent salary and travel expenses of $287, 000 for Paul D’Sylva, CEO of the Company, for the year then ended and $1,575,000 of depreciation expense on assets written off upon the acquisition of Excelgen.